UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2012

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K that was filed by Washington Mutual, Inc. (“WMI”) on March 12, 2012, the WMI Liquidating Trust (the “Trust”) was formed on March 6, 2012, when WMI and WMI’s wholly-owned subsidiary, WMI Investment Corp. (“Investment” and collectively with WMI, the “Debtors”), entered into a liquidating trust agreement with William C. Kosturos as the liquidating trustee, and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Agreement”). The United States Bankruptcy Court for the District of Delaware (the “Court”) had previously approved the proposed form of liquidating trust agreement filed with the Court on January 25, 2012. Prior to March 19, 2012, the effective date of the Debtors’ chapter 11 plan (the “Effective Date”), the Trust had no assets and no holders of beneficial trust interests. On the Effective Date, pursuant to the Plan, certain of the Debtors’ assets were transferred to the Trust for the benefit of certain holders of claims against, or equity interests in, the Debtors. Some of the claim and equity interest holders (the “Liquidating Trust Beneficiaries”) were issued beneficial interests in the Trust (each such interest, a “Liquidating Trust Interest”) on March 23, 2012, in exchange for their claims against, or equity interests in, the Debtors. If distributions from the Trust become available to creditors and equity interest holders who are not currently entitled to Liquidating Trust Interests, additional Liquidating Trust Interests will be issued to such holders to effectuate future distributions to them.

On March 29, 2012, the Trust entered into an engagement letter (the “Engagement Letter”) with Alvarez & Marsal North America, LLC (“A&M”), a management consulting firm specializing in advisory and business consulting services for companies in transition. Pursuant to the terms of the Engagement Letter, Mr. John A. Maciel, an employee of A&M, will serve as the Trust’s Chief Financial Officer. Upon the mutual agreement of A&M and the Trust, A&M will also provide additional employees of A&M and/or its affiliates (“Additional Personnel” and together with Mr. Maciel, the “Engagement Personnel”) to assist Mr. Maciel in performing his duties as Chief Financial Officer and assist Mr. Kosturos in performing his duties as liquidating trustee of the Trust.

The Trust will pay A&M $650 per hour for Mr. Maciel’s services under the Engagement Letter and will pay A&M hourly rates ranging from $250 to $850 per hour for the services of the Additional Personnel. These rates are subject to adjustment annually at such time as A&M adjusts its rates generally. The Trust will also reimburse A&M for its reasonable out-of-pocket expenses incurred in connection with any services provided pursuant to the Engagement Letter and will pay A&M a retainer fee of $250,000, which fee will be credited against amounts due upon termination of the Engagement Letter. The letter agreement may be terminated by either party without cause upon ten (10) days’ written notice.

A copy of the Engagement Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)                      Pursuant to the Agreement, William C. Kosturos, age 50, was appointed as the liquidating trustee of the Trust on March 6, 2012. Between October 11, 2008 and the Effective Date, Mr. Kosturos was the Chief Restructuring Officer of WMI, and between October 20, 2008 and the Effective Date, Mr. Kosturos was the President and Chief Executive Officer of Investment. Since June 2002, Mr. Kosturos has been a Managing Director at A&M. Mr. Kosturos specializes in interim management and advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Mr. Kosturos served as the Chief Restructuring Officer of Movie Gallery from June 2006 to May 2008. Previously, from February 2003 to June 2005, he served as interim Chief Executive Officer and Chief Restructuring Officer of The Spiegel Group.  As compensation for his services as liquidating trustee of the Trust, Mr. Kosturos will be paid a monthly rate of $15,000, which rate is subject to adjustment on an annual basis on January 1 each year, and is to be paid from cash that was transferred to the Trust on the Effective Date, which cash forms part of the Trust’s assets.

Pursuant to the Agreement, Mr. Maciel, age 45, was appointed as Chief Financial Officer of the Trust on March 27, 2012. Between November 13, 2008 and the Effective Date, Mr. Maciel was the Chief Financial Officer, General Auditor and Controller of WMI. Since 2005, Mr. Maciel has been a Senior Director at A&M. Prior to his employment with A&M, Mr. Maciel consulted for a variety of companies, where he managed and supervised projects regarding major reorganization, financial planning and reporting, and Sarbanes Oxley compliance. Mr. Maciel is serving in his position as Chief Financial Officer in accordance with the terms of the Engagement Letter described in Item 1.01 above. This Item hereby incorporates by reference the description of the Engagement Letter contained in Item 1.01 of this Current Report.

Under the terms of the Engagement Letter, Mr. Maciel will continue to be employed by A&M and the Trust will compensate A&M for Mr. Maciel’s services at a rate of $650 per hour, using cash that was transferred to the Trust on the Effective Date.

(d)                      The Agreement also provides for the establishment of a trust advisory board (the “Trust Advisory Board”), comprised initially of ten (10) members, three (3) of whom were selected by the official committee of unsecured creditors appointed in the chapter 11 cases pursuant to section 1102(a) of the Bankruptcy Code (the “Creditors’ Committee”), four (4) of whom were selected by the official committee of equity security holders appointed in the chapter 11 cases (the “Equity Committee”), with one (1) such member named by the TPS Funds, a former creditor of the Debtors who had a claim against the Debtors that was satisfied on the Effective Date, one (1) of whom was selected by the Creditors’ Committee and approved by the Equity Committee, one (1) of whom was selected by Tricadia Capital Management, LLC, a former creditor of the Debtors who had a claim against the Debtors that was satisfied on the Effective Date, and one (1) ex officio member who was selected by Holdco Advisors, L.P., the investment manager for Financials Restructuring Partners, L.P. , a former creditor of the Debtors who had a claim against the Debtors that was satisfied on the Effective Date, with limited member rights consisting solely of the right of observation and the review of materials provided to the Trust Advisory Board and, subject to the agreement of the other members of the Trust Advisory Board, a right of participation in discussions of the Trust Advisory Board but with no right to vote. The initial members of the Trust Advisory Board are: Wells Fargo Bank, N.A., Arnold Kastenbaum and Marc S. Kirschner (each selected by the Creditors’ Committee), Joel Klein, Michael Willingham and the Honorable Douglas Southard (each selected by the Equity Committee), Joe McInnis (selected by the Equity Committee after being named by the TPS Funds) (the “TPS Member”), Matthew Cantor (selected by the Creditors’ Committee and approved by the Equity Committee), Mayur Lakhani (selected by Tricadia Capital Management, LLC) and Misha Zaitzeff (the ex officio member selected by Holdco Advisors, L.P.). The Trust Advisory Board is responsible under the Agreement for approving certain decisions of the Liquidating Trustee. The procedures that apply to the appointment, replacement and removal of the members of the Trust Advisory Board are governed by Section 6.4 of the Agreement and vary depending on who appointed the initial member. Each member of the Trust Advisory Board will be paid an annual base compensation of $40,000, and each member of the Trust Advisory Board (excluding the ex officio member) is entitled to receive additional annual incentive compensation not to exceed $50,000, which amounts are to be paid from cash that was transferred to the Trust on the Effective Date, which cash forms part of the Trust’s assets.

The Agreement also provides for the establishment of a litigation subcommittee (the “Litigation Subcommittee”) which is responsible for overseeing the defense and prosecution of certain claims and whose members are a subset of the Trust Advisory Board. The Litigation Subcommittee is comprised of five (5) members, two (2) of whom were selected by the Creditors’ Committee, two (2) of whom were selected by the Equity Committee and (C) one (1) member who is the TPS Member. The initial members of the Litigation Subcommittee are: Joel Klein and Marc. S. Kirschner (each selected by the Creditors’ Committee), Hon. Douglas Southard and Michael Willingham (each selected by the Equity Committee) and Joe McInnis (the TPS Member). In addition to the annual base compensation received by each member of the Trust Advisory Board, each member of the Litigation Subcommittee will be paid an additional amount of $10,000 per annum.

Item 8.01  Other Events

On March 30, 2012, the Trust, as successor-in-interest to the Debtors, filed the Debtors’ monthly operating report for the period February 1, 2012 to February 29, 2012 (the “Monthly Operating Report”) with the Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Thereafter the Trust will file post-confirmation quarterly operating reports with the Court in accordance with the Agreement. These post-confirmation quarterly operating reports will also be filed with the Securities and Exchange Commission under cover of Form 8-K.

Shortly after the Effective Date, the Debtors made an initial distribution of approximately $6.5 billion in cash and other assets pursuant to the Plan to certain holders of claims against, or equity interests in, the Debtors. Any remaining assets of the Debtors will be distributed by the Trust pursuant to the terms of the Agreement as remaining claims against the Debtors’ estate are resolved.

The Monthly Operating Report will be made available electronically on the internet website of the Trust, at wmitrust.com.

Cautionary Statement Regarding Financial and Operating Data

The financial and operating data set forth in the attached Monthly Operating Report of the Debtors was not prepared for the purpose of providing the basis for an investment decision relating to any securities. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004, in accordance with 28 U.S.C. § 586(a)(3). The Monthly Operating Report was not audited or reviewed by an independent accountant, was not prepared in accordance with Generally Accepted Accounting Principles as applied in the United States or elsewhere, and is presented in a format prescribed by applicable bankruptcy laws. This Report contains calculations that necessarily are based on certain assumptions and estimates appropriate to its limited purpose, and therefore does not purport to present the current market value of WMI’s assets and liabilities or the ultimate recoverability of WMI’s assets, and is subject to future adjustment and reconciliation. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

The exhibit hereto may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the Debtors’ estate. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future payments to creditors of the Debtors and/or current or future holders of Liquidating Trust Interests and are subject to risks and uncertainties that are difficult to predict. These risks include, among other factors: (i) the Trust’s ability to obtain Court approval with respect to motions in the Debtors’ chapter 11 proceedings prosecuted by the Trust from time to time; (ii) risks associated with any litigation and other claims that might be brought against the Debtors or the Trust in the future during the anticipated initial three year term of the Trust (which term may be extended for up to three more years or a maximum of six years, subject to certain limited exceptions, with the approval of the Court); (iii) there is no liquidity for the Liquidating Trust Interests issued by the Trust, which are non-certificated and non-transferable other than by will, intestate succession or operation of law; (iv) there is no guarantee that reorganized WMI (now known as WMI Holdings Corp. (“Reorganized WMI”)) will be able successfully to utilize the net operating losses retained by Reorganized WMI after the Effective Date. Unless required by law, the Trust does not undertake any obligation to update publicly any forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
EX-10.1	Engagement Letter between WMI Liquidating Trust and Alvarez & Marsal North America, LLC, dated as of March 29, 2012.
EX-99.1
Monthly Operating Report for the period February 1, 2012 to February 29, 2012, filed with the United States Bankruptcy Court for the District of Delaware by the WMI Liquidating Trust as Successor-in-Interest of Washington Mutual, Inc. and WMI Investment Corp.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: April 4, 2012	By:	/s/ John Maciel
John Maciel
Chief Financial Officer, WMI Liquidating Trust on behalf of Washington Mutual, Inc. and WMI Investment Corp.

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